SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 1, 2011 (July 26, 2011)

 DYNEGY INC.

DYNEGY HOLDINGS INC.

 (Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

Effective July 26, 2011, Carolyn J. Stone, former Senior Vice President and Treasurer of Dynegy Inc. (“Dynegy”), assumed the role of Senior Vice President and Chief Accounting Officer.  In this role she serves as Dynegy’s Principal Accounting Officer and is responsible for management of Dynegy’s financial and operational accounting function and external reporting functions, as well as Dynegy’s accounting policies and procedures. She replaces Tracy A. McLauchlin who, as previously reported, departed Dynegy on June 23, 2011.

Ms. Stone, 39, has served as Senior Vice President and Treasurer since March 2009.  She previously served as Senior Vice President and Controller from December 2005 to March 2009, Managing Director and Controller of Generation Accounting from August 2005 to December 2005 and Managing Director and Assistant Corporate Controller from November 2004 to August 2005. Prior to joining Dynegy in 2001, she joined PricewaterhouseCoopers LLP in 1995 and served as Manager from July 1999 to November 2001.

She was not appointed pursuant to any arrangement or understanding between herself and any other person.  There are no relationships between Ms. Stone and Dynegy that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mario Alonso, former Vice President, Strategic Planning & Corp Business Development, assumed the role of Vice President and Treasurer effective July 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: August 1, 2011	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President & General Counsel

DYNEGY HOLDINGS INC.
(Registrant)

Dated: August 1, 2011	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President & General Counsel